UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________
Form 8-K
______________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 28, 2014
_______________________
AVIAT NETWORKS, INC.
(Exact name of registrant as specified in its charter)
______________________________________

Delaware	001-33278	20-5961564
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)
Address of principal executive offices: 5200 Great America Parkway, Santa Clara, CA 95054
Registrant’s telephone number, including area code: 408-567-7000
______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 2.05 Costs Associated with Exit or Disposal Activities
Item 9.01 Financial Statements and Exhibits
SIGNATURES

EX-99.1

Item 2.05.	Costs Associated with Exit or Disposal Activities.
Following a review of current global business conditions, on January 28, 2014 the Board of Directors of Aviat Networks, Inc. (the “Company”) approved certain cost reduction initiatives that will result in cost savings of approximately $5 million to $6 million in fiscal year 2014 and approximately $13 million to $14 million in fiscal year 2015. These initiatives primarily affect operations in the United States. These actions are intended to bring the Company’s operational cost structure in line with the changing dynamics of the microwave radio and telecommunications markets. These cost reduction initiatives are expected to be completed by the end of calendar 2014.
The Company expects to incur approximately $6 million to $7 million of charges in the aggregate in connection with these cost reduction initiatives, primarily from severance and employee-related cash charges. Cash payments are expected to be approximately $5 million in fiscal 2014, with the remainder paid in the first half of fiscal 2015.
The press release issued by the Company concerning the cost reduction initiatives is attached as Exhibit 99.1 and incorporated by reference herein.
In this Current Report on Form 8-K (this “Current Report”), the Company discusses and makes statements based on currently available information regarding its intentions, beliefs, current expectations and projections regarding the Company’s future operations and performance, including with respect anticipated cost savings and expenses related to severance and employee-related cash charges. Certain of these statements may constitute “forward-looking” statements as that term is defined in the Private Securities Litigation Reform Act of 1995. The Company cautions investors that such forward-looking statements are not guarantees of future performance. Risks and uncertainties are inherent in the Company’s future performance. For more information regarding the risks and uncertainties of the Company’s business, see “Risk Factors” in the Company’s Form 10-K filed with the Securities and Exchange Commission (“SEC”) on September 23, 2013, as well as other reports filed by the Company with the SEC from time to time.
This Current Report contains forecasts and projections of restructuring costs and cost savings related to the operational cost reduction efforts of the Company. Although sometimes presented with numerical specificity, these forecasts and projections are based on a variety of estimates and assumptions made by the management of the Company. Although the management of the Company believes that these estimates and assumptions are reasonable under the circumstances, some or all of these estimates and assumptions may not be realized, and they are inherently subject to business and economic uncertainties. Investors are cautioned not to place undue reliance on these forecasts and projections, which speak only as of the date on which they are made. The Company assumes no obligation to update this Current Report or the information contained herein, except as required by law.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
The following exhibit is filed herewith:
99.1     Press Release issued by Aviat Networks, Inc. on January 29, 2014.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVIAT NETWORKS, INC.
Date: January 29, 2014	By:	/s/ Edward J. Hayes, Jr.
		Name:	Edward J. Hayes, Jr.
		Title:	Senior Vice President and Chief Financial Officer